UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 14, 2013

XILINX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18548	77-0188631
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

2100 Logic Drive, San Jose, California	95124
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (408) 559-7778

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On August 14, 2013, at the Xilinx, Inc. (the “Company”) 2013 Annual Meeting of Stockholders, the Company’s stockholders approved the proposals listed below. The final results for the votes regarding each proposal are also set forth below. The proposals are described in detail in the Company’s proxy statement filed with the Securities and Exchange Commission on June 25, 2013.

1	Elect eight nominees for director to serve on the Board of Directors for the ensuing year or until their successors are duly elected and qualified:
	Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
	Philip T. Gianos	219,381,517	2,835,842	174,812	16,483,067
	Moshe N. Gavrielov	219,708,548	2,521,555	162,069	16,483,066
	John L. Doyle	217,621,364	4,606,242	164,563	16,483,069
	William G. Howard, Jr.	219,074,685	3,152,098	165,389	16,483,066
	J. Michael Patterson	221,333,325	803,586	255,261	16,483,066
	Albert A. Pimentel	220,866,860	1,272,864	252,449	16,483,065
	Marshall C. Turner	221,325,268	826,548	240,356	16,483,066
	Elizabeth W. Vanderslice	218,643,029	3,577,797	171,346	16,483,066

2	Approve an amendment to the 1990 Employee Qualified Stock Purchase Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares.

		Votes For	Votes Against	Abstentions	Broker Non-Votes
		217,439,473	3,824,836	1,127,458	16,483,471

3	Approve an amendment to the 2007 Equity Incentive Plan to extend the term of the plan by an additional ten years to December 31, 2023.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		201,466,926	20,709,277	215,567	16,483,468

4	Approve an amendment to the 2007 Equity Incentive Plan to increase the number of shares reserved for issuance thereunder by 2,000,000 shares.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		195,422,778	26,708,129	260,862	16,483,469

5	Approve, on an advisory basis, the compensation of the named executive officers of the Company.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		208,349,574	13,790,459	251,732	16,483,473

6	Ratify the appointment of Ernst & Young LLP, an independent registered public accounting firm, as external auditors of Xilinx, for the fiscal year ending March 29, 2014.
		Votes For	Votes Against	Abstentions	Broker Non-Votes
		234,940,736	3,326,854	607,648	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XILINX, INC.

Date: August 19, 2013	By:	/s/ Jon A. Olson
Jon A. Olson
Senior Vice President, Finance
and Chief Financial Officer